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                         CSW Energy, Inc.                           EXHIBIT A
                          Balance Sheet
                       September 30, 1995
                           (Unaudited)
                            ($000's)


ASSETS                                          9/30/95

CURRENT ASSETS
        Accounts Receivable                   $  38,969
        Other Current Assets                      9,294
                                                 48,263

NONCURRENT ASSETS
        Equity Investments                      139,949
        Notes Receivable                         84,212
        Deferred Charges and Other                6,842
                                                231,003

TOTAL                                         $ 279,266


LIABILITIES AND EQUITY

LIABILITIES
        Accounts Payable and Other            $   5,167
        Borrowings from CSW Corp.               164,515
        Other Liabilities                         5,113
        Accumulated Deferred Income Taxes        32,440
                                                207,235

EQUITY
        Common Stock                                  1
        Paid in Capital                          69,625
        Retained Earnings                         2,405
                                                 72,031

TOTAL                                         $ 279,266